Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports Fourth Quarter and Full Year 2013 Financial Results

Fourth Quarter 2013 Financial Highlights:

•	Revenues of $176.1 million

•	Net income of $1.6 million

•	Net income per diluted share of $0.03

Full Year 2013 Financial Highlights:

•	Revenues of $574.2 million

•	Net income of $2.4 million

•	Net income per diluted share of $0.05

FRAMINGHAM, MA - March 13, 2014 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2013. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“2013 revenues were in line with our expectations,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “However, an unfavorable mix of lower margin projects had a negative effect on gross margin and earnings.”

Revenues for the fourth quarter increased 12% from $156.6 million in 2012 to $176.1 million for 2013. Fourth quarter operating income decreased from $6.3 million in 2012 to $3.0 million for 2013. Fourth quarter adjusted EBITDA, a non-GAAP financial measure, decreased from $13.0 million in 2012 to $8.7 million for 2013. Fourth quarter net income decreased from $5.1 million in 2012 to $1.6 million for 2013. Fourth quarter 2013 net income per diluted share was $0.03, compared to $0.11 for 2012.

For the full year ended December 31, 2013, revenues decreased 9% from $631.2 million in 2012 to $574.2 million for 2013. Full year operating income decreased from $28.7 million in 2012 to $6.6 million for 2013. Full year adjusted EBITDA decreased from $52.4 million in 2012 to $29.9 million for 2013. Full year net income decreased from $18.4 million in 2012 to $2.4 million for 2013. Full year 2013 net income per diluted share was $0.05, compared to $0.40 for 2012.

Additional Fourth Quarter and Full Year 2013 Operating Highlights:

•	Project revenues were $388 million for the full year 2013, a decrease of 15% year-over-year.

•	Revenues from other service offerings was $186 million for the full year 2013, an increase of 7% year-over-year.

•	Total construction backlog was $1.35 billion as of December 31, 2013 and consisted of:

•
$361.9 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

•	$993.0 million of awarded projects, representing projects in development for which we do not have signed contracts.

FY 2014 Guidance
Ameresco expects to earn total revenue in the range of $560 million to $600 million in 2014. The Company also expects net income for 2014 to be in the range of $7 million to $12 million. Our assumptions for 2014 guidance are as follows: project revenues from contracted backlog of approximately $210 million; project revenues from awarded projects and proposals in the range of $160 million to $185 million; the remainder of revenues from all other service offerings; gross margin in the range of 18-20%; and an effective income tax rate of 19%.

“We expect challenging market conditions to continue in 2014. Revenues are expected to be consistent with 2013, while operating efficiency measures should improve profitability. In addition to delivering 2014 results, we plan to focus on more disciplined execution, continuing to refine our value proposition, diversifying our customer mix and enhancing our market position," continued Sakellaris.

Webcast Reminder
Ameresco will hold its earnings conference call today, March 13th, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's fourth quarter and full year 2013 results, business outlook and strategy. Participants may access it by dialing domestically 888.713.4199 or internationally 617.213.4861. The passcode is 18247163. Participants are advised to dial into the call at least ten minutes prior to the call to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the "Investor Relations" section of the Company's website at www.ameresco.com. If you are unable to listen to the live call, the webcast will be archived on the Company's website shortly after the call and be available for one year.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PDJYUV7MV. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide faster access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted free cash flow, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures in the accompanying tables.

Prior Period Financial Results
Certain prior period cash flow information included in the accompanying tables has been revised from amounts previously reported to reflect a change in the manner that we present the amounts to be paid by various U.S. federal government agencies for work performed and earned by us under specific energy savings performance contracts on the consolidated statements of cash flows.  We previously classified the advances from the investors in these projects as operating cash flows; however, we concluded during the fourth quarter of 2013 that these advances would be better classified as financing cash flows.  The use of the cash received under these arrangements to pay project costs continues to be classified as operating cash flows.  For more information, see the prepared remarks posted to the “Investor Relations” section of the Company’s website and furnished with the Company’s Current Report on Form 8-K dated March 13, 2014.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for facilities throughout North America.  Ameresco’s services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 70 offices in 33 states, five Canadian provinces and the United Kingdom.  Ameresco has more than 900 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and

Exchange Commission on March 18, 2013. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,170,736	$63,347,645
Restricted cash	15,496,829	26,358,908
Accounts receivable, net	86,008,308	84,124,627
Accounts receivable retainage	21,018,816	23,197,784
Costs and estimated earnings in excess of billings	71,204,421	62,096,284
Inventory, net	10,256,415	9,502,289
Prepaid expenses and other current assets	10,176,880	9,600,619
Income tax receivable	3,970,726	5,385,242
Deferred income taxes	4,842,635	5,190,718
Project development costs	9,686,354	9,038,725
Total current assets	249,832,120	297,842,841
Federal ESPC receivable	44,297,275	91,854,808
Property and equipment, net	8,699,048	9,387,218
Project assets, net	210,744,176	207,274,982
Deferred financing fees, net	5,319,642	5,746,177
Goodwill	53,074,362	48,968,390
Intangible assets, net	10,253,181	9,742,878
Other assets	22,439,759	4,654,709
Total assets	$604,659,563	$675,472,003
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$12,973,591	$12,452,678
Accounts payable	88,733,043	101,007,455
Accrued expenses and other current liabilities	11,947,022	13,157,024
Billings in excess of cost and estimated earnings	16,932,639	22,271,655
Income taxes payable	615,063	—
Total current liabilities	131,201,358	148,888,812
Long-term debt, less current portion	103,221,845	109,079,009
Federal ESPC liabilities	44,297,304	92,843,163
Deferred income taxes	11,318,406	24,888,229
Deferred grant income	8,163,368	7,590,730
Other liabilities	29,652,488	30,362,869
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2013 and 2012	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,869,317 shares issued and outstanding at December 31, 2013, 32,019,982 shares issued and 27,186,698 outstanding at December 31, 2012	2,787	3,202
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2013 and 2012	1,800	1,800
Additional paid-in capital	102,586,666	93,141,432
Retained earnings	171,093,577	177,169,717
Accumulated other comprehensive income, net	3,112,442	713,194
Non-controlling interest	7,522	(27,583)
Less — treasury stock, at cost, no shares at December 31, 2013 and 4,833,284 shares at December 31, 2012	—	(9,182,571)
Total stockholders’ equity	276,804,794	261,819,191
Total liabilities and stockholders’ equity	$604,659,563	$675,472,003

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2013	2012
	(Unaudited)	(Unaudited)
Revenues	$176,134,219	$156,591,086
Cost of revenues	147,774,957	123,627,776
Gross profit	28,359,262	32,963,310
Selling, general and administrative expenses	25,318,197	25,682,732
Goodwill impairment	—	1,016,325
Operating income	3,041,065	6,264,253
Other expenses, net	1,370,238	216,355
Income before provision for income taxes	1,670,827	6,047,898
Income tax provision	96,934	954,300
Net income	$1,573,893	$5,093,598
Net income per share attributable to common shareholders:
Basic	$0.03	$0.11
Diluted	$0.03	$0.11
Weighted average common shares outstanding:
Basic	45,819,906	45,116,164
Diluted	46,649,171	46,508,767
OTHER NON-GAAP DISCLOSURES
Adjusted Earnings before interest, taxes, depreciation, amortization and impairment (Adjusted EBITDA):
Operating income	$3,041,065	$6,264,253
Depreciation, amortization of intangible assets and impairment	4,969,719	5,909,648
Stock-based compensation	674,127	823,216
Adjusted EBITDA	$8,684,911	$12,997,117
Adjusted EBITDA margin	4.9%	8.3%
Adjusted free cash flow:
Net cash (used in) provided by operating activities	$(15,305,591)	$29,813,115
Less: purchases of property and equipment	—	(963,771)
Plus: proceeds from federal ESPC projects	18,627,286	3,334,757
Adjusted free cash flow	$3,321,695	$32,184,101
Construction backlog:
Awarded	$993,016,577	$1,114,749,220
Fully-contracted	361,885,599	367,400,839
Total construction backlog	$1,354,902,176	$1,482,150,059

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2013	2012
	(Unaudited)
Revenues	$574,171,249	$631,170,565
Cost of revenues	470,846,710	503,023,288
Gross profit	103,324,539	128,147,277
Selling, general and administrative expenses	96,693,028	98,473,950
Goodwill impairment	—	1,016,325
Operating income	6,631,511	28,657,002
Other expenses, net	3,872,643	4,050,116
Income before provision for income taxes	2,758,868	24,606,886
Income tax provision	344,681	6,246,753
Net income	$2,414,187	$18,360,133
Net income per share attributable to common shareholders:
Basic	$0.05	$0.41
Diluted	$0.05	$0.40
Weighted average common shares outstanding:
Basic	45,560,078	44,649,275
Diluted	46,419,199	45,995,463
OTHER NON-GAAP DISCLOSURES
Adjusted Earnings before interest, taxes, depreciation, amortization and impairment (Adjusted EBITDA):
Operating income	$6,631,511	$28,657,002
Depreciation, amortization of intangible assets and impairment	20,474,513	20,356,415
Stock-based compensation	2,799,403	3,351,142
Adjusted EBITDA	$29,905,427	$52,364,559
Adjusted EBITDA margin	5.2%	8.3%
Adjusted free cash flow:
Net cash (used in) provided by operating activities	$(60,609,206)	$42,209,403
Less: purchases of property and equipment	(2,331,004)	(5,060,751)
Plus: proceeds from federal ESPC projects	40,010,145	30,202,956
Adjusted free cash flow	$(22,930,065)	$67,351,608

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2013	2012
		(Revised)
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,573,893	$5,093,598
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation of project assets	2,812,725	2,869,472
Depreciation of property and equipment	611,921	825,736
Amortization of deferred financing fees	240,636	89,160
Amortization of intangible assets	1,545,073	1,198,115
Impairment of goodwill	—	1,016,325
Provision for bad debts	(6,468)	65,006
Gain on contingent liability	(1,075,112)	—
Unrealized gain on interest rate swaps	(81,019)	(80,787)
Stock-based compensation expense	674,127	823,216
Deferred income taxes	(11,707,434)	(2,391,193)
Excess tax benefits from stock-based compensation arrangements	(4,846,821)	2,115,333
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	(353,246)	(10,770,929)
Accounts receivable	(7,358,393)	18,688,145
Accounts receivable retainage	3,718,927	(2,174,793)
Federal ESPC receivable	(16,680,594)	(305,255)
Inventory	(848,369)	(2,401,317)
Costs and estimated earnings in excess of billings	(7,319,036)	978,575
Prepaid expenses and other current assets	965,732	(1,332,082)
Project development costs	2,190,911	(775,772)
Other assets	(4,264,863)	(161,563)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	12,073,038	22,381,716
Billings in excess of cost and estimated earnings	2,393,833	(5,900,266)
Other liabilities	2,992,841	(376,243)
Income taxes payable	7,442,107	338,918
Net cash (used in) provided by operating activities	(15,305,591)	29,813,115
Cash flows from investing activities:
Purchases of property and equipment	—	(963,771)
Purchases of project assets	(15,932,071)	(15,886,990)
Sales of project assets	27,146,579	—
Grant awards and rebates received on project assets	1,682,244	3,076,994
Acquisitions, net of cash received	107,236	(335,066)
Net cash provided by (used in) investing activities	13,003,988	(14,108,833)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	4,846,821	(2,115,333)
Payments of financing fees	(6,053)	(3,022,712)
Proceeds from exercises of options	397,181	446,423
Payments of senior secured credit facility	(18,000,000)	(13,446,000)
Proceeds from long-term debt financing	—	37,713,158
Proceeds from federal ESPC projects	18,627,286	3,334,757
Non-controlling interest	4,517	(98,897)
Restricted cash	292,452	183,240
Payments on long-term debt	(6,284,655)	(2,206,774)
Net cash (used in) provided by financing activities	(122,451)	20,787,862
Effect of exchange rate changes on cash	804,557	678,701
Net (decrease) increase in cash and cash equivalents	(1,619,497)	37,170,845
Cash and cash equivalents, beginning of period	18,790,233	26,176,800
Cash and cash equivalents, end of year	$17,170,736	$63,347,645

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
	(Unaudited)	(Revised)
Cash flows from operating activities:
Net income	$2,414,187	$18,360,133
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation of project assets	12,594,590	11,229,380
Depreciation of property and equipment	3,077,902	2,828,540
Amortization of deferred financing fees	1,091,349	456,305
Amortization of intangible assets	4,802,021	5,282,170
Impairment of goodwill	—	1,016,325
Provision for bad debts	502,067	148,773
Gain on contingent liability	(1,075,112)	—
Gain on sale of assets	(631,917)	(800,000)
Unrealized (gain) loss on interest rate swaps	(1,459,058)	98,026
Stock-based compensation expense	2,799,403	3,351,142
Deferred income taxes	(15,261,027)	(3,849,798)
Excess tax benefits from stock-based compensation arrangements	(5,264,433)	(259,890)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	(1,525,937)	(11,089,100)
Accounts receivable	(2,608,985)	25,624,181
Accounts receivable retainage	2,108,487	3,055,300
Federal ESPC receivable	(40,998,471)	(28,650,513)
Inventory	(94,076)	(858,895)
Costs and estimated earnings in excess of billings	(8,739,855)	7,225,107
Prepaid expenses and other current assets	371,082	(446,600)
Project development costs	(652,234)	(3,009,937)
Other assets	(6,862,822)	(790,597)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	(13,281,139)	10,678,911
Billings in excess of cost and estimated earnings	(4,309,877)	(4,943,161)
Other liabilities	5,369,736	2,975,301
Income taxes payable	7,024,913	4,578,300
Net cash (used in) provided by operating activities	(60,609,206)	42,209,403
Cash flows from investing activities:
Purchases of property and equipment	(2,331,004)	(5,060,751)
Purchases of project assets	(51,687,454)	(47,190,597)
Sales of project assets	27,146,579	—
Grant awards and rebates received on project assets	3,262,463	7,310,767
Proceeds from sales of assets	3,510,500	—
Acquisitions, net of cash received	(9,837,740)	(4,012,459)
Net cash used in investing activities	(29,936,656)	(48,953,040)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	5,264,433	259,890
Book overdraft	—	(7,297,122)
Payments of financing fees	(511,038)	(3,207,790)
Proceeds from exercises of options	2,073,227	3,462,679
Payments of senior secured credit facility	—	(9,285,713)
Proceeds from long-term debt financing	9,434,434	37,713,158
Proceeds from federal ESPC projects	40,010,145	30,202,956
Non-controlling interest	35,105	(91,197)
Restricted cash	1,553,115	(2,683,559)
Payments on long-term debt	(14,669,171)	(5,587,186)
Net cash provided by financing activities	43,190,250	43,486,116
Effect of exchange rate changes on cash	1,178,703	327,800
Net (decrease) increase in cash and cash equivalents	(46,176,909)	37,070,279
Cash and cash equivalents, beginning of year	63,347,645	26,277,366
Cash and cash equivalents, end of year	$17,170,736	$63,347,645

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the tables above.

We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and share-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.

Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Adjusted Free Cash Flow
We define adjusted free cash flow as net cash (used in) provided by operating activities, less purchases of property and equipment, plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted free cash flow as a measure of operating performance because it captures all sources of cash associated with our revenue generated by operations.